Exhibit 99.2

SL Green Realty Corp.

First Quarter 2007

Supplemental Data

March 31, 2007

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended March 31, 2007 that will subsequently be released on Form 10-Q to be filed on or before May 10, 2007.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27

Mortgage Investments and Preferred Equity	28-31

Property Data
Composition of Property Portfolio	32-33
Top Tenants	34
Tenant Diversification	35
Leasing Activity Summary	36-39
Lease Expiration Schedule	40-41

Summary of Acquisition/Disposition Activity	42-43
Supplemental Definitions	44
Corporate Information	45

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of  Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. SL Green owns approximately 25% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS FIRST QUARTER 2007 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $123.7 million, or $2.03 per share for the first quarter ended March 31, 2007, an 88.0% increase over the same quarter in 2006 when FFO totaled $50.4 million, or $1.08 per share.  The 2007 results include an incentive distribution of $77.2 million ($1.27 per share) from the sale of One Park Avenue.

Net income available for common stockholders totaled $147.4 million, or $2.53 per share (diluted) for the first quarter ended March 31, 2007. Net income available to common stockholders totaled $23.7 million or $0.54 per share in the same quarter in 2006.  First quarter 2007 results include gains on sale of $1.29 per share compared to no gains on sale in 2006.

Funds available for distribution, or FAD, for the first quarter 2007 increased to $1.93 per share (diluted) versus $0.80 per share (diluted) in the prior year, a 141.3% increase.

The Company’s dividend payout ratio was 34.5% of FFO and 36.2% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 154.2% in the first quarter to $295.8 million compared to $116.4 million in the prior year.  The $179.4 million growth in revenue resulted primarily from the following items:

•                  $82.6 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $8.0 million increase from same-store properties,

•                  $8.2 million increase in preferred equity and investment income, and

•                  $80.6 million increase in other revenue, which was primarily due to incentive fees earned in 2007 ($77.2 million) as well as from fees earned from Gramercy ($2.6 million) and the Service Corporation ($2.2 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $119.9 million (190.5%) to $182.8 million.  The following items drove EBITDA improvements:

•                  $48.6 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $3.7 million increase from same-store properties.

•                  $8.2 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter increased to $718.7 million from $453.1 million in the prior year first quarter. The weighted-average yield for the quarter was 10.7% compared to 10.3% in the prior year.

•                  $0.6 million decrease from reductions in contributions to equity in net income from unconsolidated joint ventures primarily due to our investments at 521 Fifth Avenue, which is under redevelopment ($0.7 million) and the Mack-

FINANCIAL HIGHLIGHTS FIRST QUARTER 2007 UNAUDITED

                        Green joint venture ($1.3 million).  This was partially offset by increased contributions from Gramercy ($1.6 million) and One Park Avenue ($0.6 million).

•                  $21.3 million decrease from higher MG&A expense.  This is primarily due to higher compensation costs at GKK Manager LLC, which is consolidated into the accounts of SL Green, as well as a one time charge associated with 9 new employment agreements of approximately $13.0 million.

•                  $81.3 million increase in non-real estate revenues net of expenses, primarily due to incentive fees earned in 2007 ($77.2 million) in addition to fee income from Gramercy ($2.6 million) and the Service Corporation ($1.5 million).

FFO before minority interests improved $73.4 million primarily as a result of:

•                  $119.9 million increase in EBITDA,

•                  $3.8 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $42.7 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store first quarter 2007 GAAP NOI increased $3.7 million (7.9%) to $51.0 million compared to the prior year.  Operating margins before ground rent increased from 54.00% to 54.05%.

The $3.7 million increase in GAAP NOI was primarily due to:

•                  $5.3 million (6.7%) increase in rental revenue primarily due to improved leasing,

•                  $2.8 million (19.7%) increase in escalation and reimbursement revenue,

•                  $1.2 million (56.8%) decrease in investment and other income,

•                  $3.0 million (11.7%) increase in operating expenses, primarily driven by increases in payroll, repairs and maintenance and utility costs, but was offset by reductions in insurance costs, and

•                  $0.2 million (1.5%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties first quarter 2007 GAAP NOI increased $0.7 million (2.4%) to $30.6 million compared to the prior year.  Operating margins before ground rent decreased from 60.55% to 60.42%.

The $0.7 million increase in GAAP NOI was primarily due to:

•                  $1.0 million (2.6%) increase in rental revenue primarily due to improved leasing,

•                  $0.2 million (2.0%) increase in escalation and reimbursement revenue primarily due to electric reimbursements and real estate tax and operating expense recoveries,

•                  $0.1 million (21.3%) increase in other income,

FINANCIAL HIGHLIGHTS FIRST QUARTER 2007 UNAUDITED

•                  $0.4 million (3.1%) increase in operating expenses primarily driven by increases in utilities and insurance, and real estate taxes, and

•                  $0.2 million (2.1%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of March 31, 2007, our structured finance and preferred equity investments totaled $668.3 million.  The weighted average balance outstanding for the first quarter of 2007 was $718.7 million.  During the first quarter of 2007 the weighted average yield was 9.98%.

During the first quarter 2007, the Company originated $448.3 million of structured finance investments, comprised of the following: $136.9 million assumed in connection with the Reckson merger, which yield approximately 13.0%, $215.0 million to fund RexCorp’s acquisition of its assets which yield approximately 6.3%, and $96.4 million of other mezzanine investments which yield approximately 10.4%.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at December 31, 2006 was 574,559 useable square feet net of holdover tenants.  During the quarter, 235,426 additional useable office, retail and storage square feet became available at an average escalated cash rent of $43.52 per rentable square foot.  The Company acquired 62,476 of available usable square feet in connection with the closing of the Manhattan portion of the Reckson transaction.  The Company sold 21,184 of available usable square feet in connection with the sale of One Park Avenue and 70 West 36th Street.  Space available to lease during the quarter totaled 851,277 useable square feet, or 3.8% of the total Manhattan portfolio.

During the first quarter, 45 Manhattan office leases, including early renewals, were signed totaling 330,972 rentable square feet.  New cash rents averaged $57.84 per rentable square foot.  Replacement rents were 37.0% higher than rents on previously occupied space, which had fully escalated cash rents averaging $42.21 per rentable square foot.  The average lease term was 7.2 years and average tenant concessions were 2.7 months of free rent with a tenant improvement allowance of $24.93 per rentable square foot.

The Company acquired 480,616 of available usable square feet in connection with the closing of the Suburban portion of the Reckson transaction.  During the quarter, 85,845 additional useable office, retail and storage square feet became available at an average escalated cash rent of $29.52 per rentable square foot.  Space available to lease during the quarter totaled 566,461 useable square feet, or 9.3% of the total Suburban portfolio.

During the first quarter, 22 Suburban office leases, including early renewals, were signed totaling 139,503 rentable square feet.  New cash rents averaged $30.35 per rentable square foot.  Replacement rents were 11.2% higher than rents on previously occupied space, which had fully escalated cash rents averaging $27.36 per rentable square foot.  The average lease term was

FINANCIAL HIGHLIGHTS FIRST QUARTER 2007 UNAUDITED

5.8 years and average tenant concessions were 1.1 months of free rent with a tenant improvement allowance of $17.82 per rentable square foot.

The Company also signed a total of 14 retail and storage leases, including early renewals, for 79,101 rentable square feet.  The average lease term was 15.5 years and the average tenant concessions were 3.8 months of free rent with a tenant improvement allowance of $5.69 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the first quarter totaled approximately $4.1 billion and included:

-                    In January 2007, we acquired Reckson Associates Realty Corp. for approximately $6.0 billion, inclusive of transaction costs.  Simultaneously, we sold approximately $2.0 billion of the Reckson assets to an asset purchasing venture which includes certain former members of Reckson’s senior management.  The transaction includes the acquisition of 30 properties encompassing approximately 9.2 million square feet, of which five properties encompassing approximately 4.2 million square feet are located in New York City.  In connection with the acquisition, we issued approximately 9.0 million shares of our common stock, closed on $298.0 million of new mortgage financing and a $500.0 million term loan, and assumed approximately $226.3 million of mortgage debt, approximately $967.8 million of public unsecured notes and approximately $287.5 million of public convertible debt.  In connection with the Reckson acquisition, we made loans totaling $215.0 million to the asset purchasing venture.  In March 2007, we sold $200.0 million of these loans.

-                    In March 2007, a joint venture between our company, SITQ Immobilier, a subsidiary of Caisse de depot et placement du Quebec, and SEB Immobilier — Investment GmbH sold One Park Avenue for $550.0 million. We received approximately $109.0 million in proceeds from the sale, approximately $77.2 million of which represented an incentive distribution under our joint venture arrangement with SEB.

-                    In March 2007, the Company sold 70 West 36th Street for $61.5 million. The Company recognized a gain of approximately $47.2 million on the sale.

-                    In April 2007, SL Green completed the acquisition of 331 Madison Avenue and 48 East 43rd Street for a total of $73.0 million. Both 331 Madison Avenue and 48 East 43rd Street are located adjacent to 317 Madison Avenue, a property that SL Green acquired in 2001. 331 Madison Avenue is an approximately 92,000-square foot, 14-story office building. The 22,850-square-foot 48 East 43rd Street property is a seven-story loft building that was later converted to office use.

-                    In March 2007, SL Green announced that it had entered into an agreement to sell its condominium interests at

FINANCIAL HIGHLIGHTS FIRST QUARTER 2007 UNAUDITED

                        125 Broad Street in downtown Manhattan to Mack-Cali Realty Corporation.  In a related transaction, SL Green agreed to acquire an office property located at 500 West Putnam Avenue in Greenwich, Connecticut from Mack-Cali. The two transactions, which are subject to customary closing conditions, are expected to close during the second quarter of 2007. The condominium units at 125 Broad Street are being sold for a total of $273.0 million. The Greenwich property, a four-story, 121,500-square-foot office building, is being purchased by SL Green for $56.0 million.

-                    In January 2007, we acquired 300 Main Street in Stamford, Connecticut and 399 Knollwood Road in White Plains, New York for approximately $46.6 million, inclusive of 50,000 square feet of garage parking at 300 Main Street, from affiliates of RPW Group.

Investment In Gramercy Capital Corp.

At March 31, 2007, the book value of the Company’s investment in Gramercy totaled $119.3 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $7.7 million for the quarter ended March 31, 2007, including an incentive fee of $2.8 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $4.9 million for the quarter ended March 31, 2007, compared to $3.2 million for the same period in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended March 31, 2007, the Company’s MG&A includes approximately $2.4 million of costs associated with Gramercy.

Financing/ Capital Activity

In January 2007, we exercised the accordion feature in our unsecured revolving line of credit. As a result, the capacity under the unsecured revolver increased by $300.0 million to $800.0 million.

On January 29, 2007, we completed a refinancing of the first mortgage loan on 485 Lexington Avenue for $450.0 million.  The ten-year interest only mortgage has an effective interest rate of 5.566%. The mortgage matures in February 2017.

In March 2007, SL Green issued $750.0 million of 3.00% Exchangeable Senior Notes which are due in 2027. The Notes were offered in accordance with Rule 144A under the Securities Act of 1933, as amended. The Notes will pay interest semi-annually at a rate of 3.00% per annum and mature on March 30, 2027. The Notes will have an initial exchange rate representing an exchange price that is at a 25.0% premium to the last reported sale price of the Company’s common stock on March 20, 2007. The net proceeds from the offering were

FINANCIAL HIGHLIGHTS FIRST QUARTER 2007 UNAUDITED

approximately $736.0 million, after deducting estimated fees and expenses.  The proceeds of the offering were used to repay certain of the Company’s existing indebtedness, make investments in additional properties, make open market purchases of the Company’s common stock and for general corporate purposes.

The Board of Directors of the Company approved a stock purchase plan under which the Company can buy up to $300.0 million of its common stock. This plan will expire on December 31, 2008. In April, 2007, the Company bought approximately 16,000 shares of its common stock at an average share price of $132.48.

In March 2007, we repaid and terminated our $325.0 million term facility that was scheduled to mature in August 2009. In connection with the repayment, the Company realized a one-time expense of $3.1 million for exit fees and the write-off of unamortized deferred financing costs.

On March 23, 2007, we mailed notices to the holders of our $150.0 million, 7.20% Senior Unsecured Notes due 2007 and our $50.0 million 6.00% Notes due 2007 notifying the holders of such notes that we were exercising rights under the governing documents of the notes to redeem each series of notes in full.  The redemption of notes is expected to occur in April 2007.

Dividends

On March 15, 2007, the Company declared a dividend of $0.70 per common share for the first quarter 2007.  The dividend was payable April 13, 2007 to stockholders of record on the close of business on March 30, 2007.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.80 per common share.

On March 15, 2007, the Company also approved a distribution on its Series C preferred stock for the period January 15, 2007 through and including April 14, 2007, of $0.4766 per share, payable April 13, 2007 to stockholders of record on the close of business on March 30, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On March 15, 2007, the Company also approved a distribution on its Series D preferred stock for the period January 15, 2007 through and including April 14, 2007, of $0.4922 per share, payable April 13, 2007 to stockholders of record on the close of business on March 30, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp. Key Financial Data March 31, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2007	12/31/2006	9/30/2006		6/30/2006		3/31/2006

Earnings Per Share
Net income available to common shareholders - diluted	$2.53	$0.62	$2.53		$0.65		$0.54
Funds from operations available to common shareholders - diluted	$2.03	$1.18	$1.13		$1.22		$1.08
Funds available for distribution to common shareholders - diluted	$1.93	$0.78	$0.81		$0.94		$0.80

Common Share Price & Dividends
At the end of the period	$137.18	$132.78	$111.70		$109.47		$101.50
High during period	$156.10	$139.50	$115.90		$109.47		$103.09
Low during period	$131.81	$112.37	$107.17		$95.31		$77.70
Common dividends per share	$0.70	$0.70	$0.60		$0.60		$0.60
FFO Payout Ratio	34.47%	59.16%		%	49.20%		55.53%
FAD Payout Ratio	36.21%	90.23%	73.75%		63.91%		75.02%

Common Shares & Units
Common shares outstanding	59,182	49,840	45,774		43,226		43,133
Units outstanding	2,619	2,694	2,219		2,219		2,263
Total shares and units outstanding	61,801	52,534	47,993		45,445		45,396

Weighted average common shares and units outstanding - basic	59,301	49,689	47,495		45,421		45,169
Weighted average common shares and units outstanding - diluted	60,930	51,160	49,215		46,901		46,608

Market Capitalization
Market value of common equity	$8,477,861	$6,975,465	$5,360,818		$4,974,864		$4,607,694
Liquidation value of preferred equity	257,500	257,500	257,500		257,500		257,500
Consolidated debt	5,023,057	1,815,379	1,975,325		1,853,644		1,693,907
Consolidated market capitalization	$13,758,418	$9,048,344	$7,593,643		$7,086,008		$6,559,101
SLG portion JV debt	1,264,200	1,209,281	1,181,397		1,179,332		1,111,160
Combined market capitalization	$15,022,618	$10,257,625	$8,775,040		$8,265,340		$7,670,261

Consolidated debt to market capitalization	36.51%	20.06%	26.01%		26.16%	\	25.83%
Combined debt to market capitalization	41.85%	29.49%	35.97%		36.70%		36.57%

Consolidated debt service coverage	3.00	3.12	3.38		3.63		3.55
Consolidated fixed charge coverage	2.53	2.36	2.47		2.59		2.45
Combined fixed charge coverage	2.18	1.89	1.93		2.03		1.95

Portfolio Statistics (Manhattan)
Consolidated office buildings	24	20	20		23		22
Unconsolidated office buildings	7	8	7		7		7
	31	28	27		30		29
Consolidated office buildings square footage	14,145,000	10,086,000	9,625,000		9,965,000		9,805,000
Unconsolidated office buildings square footage	7,966,900	8,879,900	8,814,900		8,814,900		8,814,900
	22,111,900	18,965,900	18,439,900		18,779,900		18,619,900

Quarter end occupancy-portfolio	97.3%	97.0%	96.1%		95.9%		95.2%
Quarter end occupancy- same store - wholly owned	98.7%	97.5%	97.0%		96.7%		96.0%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	97.6%	97.4%	97.2%		96.9%		96.3%

SL Green Realty Corp. Key Financial Data March 31, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Selected Balance Sheet Data
Real estate assets before depreciation	$7,375,047	$3,055,159	$2,824,688	$2,634,724	$2,343,714
Investments in unconsolidated joint ventures	$743,978	$686,069	$549,040	$571,418	$533,145
Structured finance investments	$688,303	$445,026	$347,558	$333,989	$466,173

Total Assets	$9,625,785	$4,632,227	$4,226,806	$3,691,952	$3,482,532

Fixed rate & hedged debt	$4,015,996	$1,511,714	$1,418,106	$1,419,065	$1,254,116
Variable rate debt	933,309	303,665	462,219	339,579	439,791
Total consolidated debt	$4,949,305	$1,815,379	$1,880,325	$1,758,644	$1,693,907

Total Liabilities	$5,394,598	$2,109,451	$2,239,912	$2,090,786	$1,893,838

Fixed rate & hedged debt-including SLG portion of JV debt	$4,657,260	$2,099,716	$1,957,206	$1,958,896	$1,768,857
Variable rate debt - including SLG portion of JV debt	1,556,245	924,944	1,104,516	979,080	1,036,210
Total combined debt	$6,213,505	$3,024,660	$3,061,722	$2,937,976	$2,805,067

Selected Operating Data
Property operating revenues	$184,165	$113,578	$108,298	$98,994	$93,017
Property operating expenses	88,066	54,060	56,602	50,883	50,423
Property operating NOI	$96,099	$59,518	$51,696	$48,111	$42,594
NOI from discontinued operations	2,505	2,315	3,998	4,734	4,255
Total property operating NOI	$98,604	$61,833	$55,694	$52,845	$46,849

SLG share of Property NOI from JVs	$37,364	$37,419	$36,587	$33,834	$32,130
SLG share of FFO from Gramercy Capital	$4,894	$5,083	$4,125	$3,694	$3,168
Structured finance income	$21,709	$15,202	$15,978	$17,305	$13,479
Other income	$89,897	$26,192	$9,493	$11,442	$9,869

Marketing general & administrative expenses	$34,247	$25,669	$13,830	$13,257	$12,986

Consolidated interest	$58,917	$29,834	$24,764	$22,901	$18,850
Combined interest	$79,239	$50,154	$43,990	$40,088	$34,428
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	45	38	56	57	65
Total office square footage leased	330,972	452,497	586,223	427,862	539,399

Average rent psf	$57.84	$61.99	$62.67	$46.40	$37.74
Escalated rents psf	$42.21	$48.18	$49.81	$42.08	$32.33
Percentage of rent over escalated	37.0%	28.7%	25.8%	10.3%	16.7%
Tenant concession packages psf	$24.93	$32.49	$14.90	$24.89	$12.91
Free rent months	2.7	3.3	1.9	2.5	2.1

SL Green Realty Corp. Key Financial Data March 31, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	3/31/2007 (1)	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Selected Operating Data (Suburban)
Property operating revenues	$22,641	$—	$—	$—	$—
Property operating expenses	9,228	—	—	—	—
Property operating NOI	$13,413	$—	$—	$—	$—

SLG share of Property NOI from JV	$1,768	—	—	—	—

Consolidated interest	$3,580	—	—	—	—
Combined interest	$4,482	—	—	—	—

Portfolio Statistics (Suburban)
Consolidated office buildings	28	—	—	—	—
Unconsolidated office buildings	1	—	—	—	—
	29

Consolidated office buildings square footage	4,660,900	—	—	—	—
Unconsolidated office buildings square footage	1,402,000	—	—	—	—
	6,062,900

Quarter end occupancy-portfolio	92.7%	—	—	—	—

Office Leasing Statistics (Suburban)
Total office leases signed	22	—	—	—	—
Total office square footage leased	139,503	—	—	—	—

Average rent psf	$30.44	—	—	—	—
Escalated rents psf	$27.36	—	—	—	—
Percentage of rent over escalated	11.2%	—	—	—	—
Tenant concession packages psf	$17.82	—	—	—	—
Free rent months	1.1	—	—	—	—

(1) Includes operations since January 25th, 2007.

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Assets
Commercial real estate properties, at cost:
Land & land interests	$1,235,607	$439,986	$349,073	$302,821	$270,351
Buildings & improvements fee interest	4,930,419	2,111,970	1,671,234	1,477,106	1,365,554
Buildings & improvements leasehold	1,093,514	490,995	705,900	703,843	695,601
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$7,271,748	$3,055,159	$2,738,415	$2,495,978	$2,343,714
Less accumulated depreciation	(297,365)	(279,436)	(253,136)	(236,727)	(231,561)
	$6,974,383	$2,775,723	$2,485,279	$2,259,251	$2,112,153
Other Real Estate Investments:
Investment in unconsolidated joint ventures	743,978	686,069	549,040	571,418	533,145
Structured finance investments	688,303	445,026	347,558	333,989	466,173

Assets held for sale	96,101	—	121,962	170,173	—
Cash and cash equivalents	499,728	117,178	176,444	14,184	20,535
Restricted cash	128,223	252,272	227,482	61,663	59,489
Tenant and other receivables, net of $12,114 reserve at 3/31/07	53,040	34,483	32,037	27,115	21,011
Related party receivables	14,938	7,195	9,563	8,330	6,329
Deferred rents receivable, net of reserve for tenant credit loss of $12,756 at 3/31/07	103,267	96,624	85,242	81,561	80,249
Deferred costs, net	116,760	97,850	74,223	73,747	77,145
Other assets	207,064	119,807	117,976	90,521	106,303

Total Assets	$9,625,785	$4,632,227	$4,226,806	$3,691,952	$3,482,532

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006

Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,156,575	$1,190,379	$1,255,325	$1,078,999	$912,262
Term loans and unsecured notes	2,692,730	525,000	525,000	525,000	525,000
Revolving credit facilities	—	—	—	54,645	156,645
Accrued interest and other liabilities	36,784	10,008	9,353	7,991	7,706
Accounts payable and accrued expenses	169,736	138,181	96,741	84,977	69,079
Deferred revenue	44,082	43,721	63,358	49,045	30,759
Capitalized lease obligations	16,430	16,394	16,359	16,325	16,292
Deferred land lease payable	17,095	16,938	16,782	16,625	16,469
Dividend and distributions payable	47,427	40,917	33,247	31,725	31,408
Security deposits	39,103	27,913	28,368	30,075	28,218
Liabilities related to assets held for sale	74,636	—	95,379	95,379	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$5,394,598	$2,109,451	$2,239,912	$2,090,786	$1,893,838

Minority interest in other partnerships	580,424	56,162	56,929	37,164	34,693
Minority interest in operating partnership (2,619 units outstanding) at 3/31/07	75,996	71,731	71,910	67,498	68,982

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized, 59,182 issued and outstanding at 3/31/07	592	498	458	432	431
Additional paid - in capital	2,886,092	1,809,893	1,268,491	991,241	983,144
Accumulated other comprehensive income	11,568	13,971	13,060	20,009	19,750
Retained earnings	428,213	322,219	327,744	236,520	233,392
Total Stockholders’ Equity	$3,574,767	$2,394,883	$1,858,055	$1,496,504	$1,485,019

Total Liabilities and Stockholders’ Equity	$9,625,785	$4,632,227	$4,226,806	$3,691,952	$3,482,532

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Three Months Ended
	March 31,	March 31,	December 31,	September 30,
	2007	2006	2006	2006
Revenues
Rental revenue, net	$155,553	$79,090	$97,391	$89,394
Escalation and reimbursement revenues	28,612	13,927	16,187	18,904
Investment income	21,709	13,479	15,202	15,978
Other income	89,897	9,870	26,192	9,493
Total Revenues, net	295,771	116,366	154,972	133,769

Equity in net income from unconsolidated joint ventures	9,354	9,968	10,537	9,679

Operating expenses	49,572	27,795	30,474	33,159
Ground rent	7,265	4,921	5,463	4,846
Real estate taxes	31,229	17,708	18,123	18,597
Marketing, general and administrative	34,247	12,986	25,669	13,830
Total Operating Expenses	122,313	63,410	79,729	70,432

EBITDA	182,812	62,924	85,780	73,016

Interest	57,591	17,491	28,470	23,386
Amortization of deferred financing costs	3,301	714	1,329	1,140
Depreciation and amortization	37,991	15,636	20,957	18,655

Income Before Minority Interest and Items	83,929	29,083	35,024	29,835

Income from discontinued operations	526	1,659	299	1,892
Gain on sale of discontinued operations	47,229	—	3,264	94,631
Equity in net gain on sale of joint venture property	31,509	—	—	—
Minority interest	(10,797)	(2,041)	(4,260)	(2,700)
Net Income	152,396	28,701	34,327	123,658

Dividends on perpetual preferred shares	4,969	4,969	4,969	4,969

Net Income Available For Common Shareholders	$147,427	$23,732	$29,358	$118,689

Earnings per Share
Net income per share (basic)	$2.60	$0.55	$0.62	$2.62
Net income per share (diluted)	$2.53	$0.54	$0.62	$2.53

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2007	2006	2006	2006
Funds from operations
Net Income before Minority Interests and Items		$83,929	$29,083	$35,024	$29,835

Add:	Depreciation and amortization	37,991	15,636	20,957	18,655
	FFO from discontinued operations	1,179	2,895	951	2,618
	FFO adjustment for joint ventures	5,822	7,980	8,808	9,648
	Less: Dividends on preferred shares	4,969	4,969	4,969	4,969
	Non real estate depreciation and amortization	236	267	241	240
	Funds From Operations	$123,716	$50,358	$60,530	$55,547

	Funds From Operations - Basic per Share	$2.09	$1.11	$1.22	$1.17

	Funds From Operations - Diluted per Share	$2.03	$1.08	$1.18	$1.13

Funds Available for Distribution
FFO		$123,716	$50,358	$60,530	$55,547

Add:	Non real estate depreciation and amortization	236	267	241	240
	Amortization of deferred financing costs	3,301	714	1,329	1,140
	Non-cash deferred compensation	11,822	2,296	2,320	2,113
Less:	FAD adjustment for Joint Ventures	3,772	2,440	10,416	6,139
	FAD adjustment for discontinued operations	908	207	177	189
	Straight-line rental income and other non cash adjustments	12,861	5,414	6,176	4,343
	Second cycle tenant improvements	1,627	3,967	3,209	4,989
	Second cycle leasing commissions	1,413	3,972	1,380	976
	Revenue enhancing recurring CAPEX	4	289	548	138
	Non- revenue enhancing recurring CAPEX	689	259	2,824	2,228

Funds Available for Distribution		$117,801	$37,087	$39,690	$40,038
	Diluted per Share	$1.93	$0.80	$0.78	$0.81
First Cycle Leasing Costs
	Tenant improvements	523	1,391	19,940	1,091
	Leasing commissions	1,176	3,073	10,908	296

Funds Available for Distribution after First Cycle Leasing Costs		$116,102	$32,623	$8,842	$38,651

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$1.91	$0.70	$0.17	$0.79

Redevelopment Costs		6,844	$1,936	5,959	3,366

Payout Ratio of Funds From Operations		34.47%	55.53%	59.16%	53.16%
Payout Ratio of Funds Available for Distribution
Before First Cycle Leasing Costs		36.21%	75.40%	90.23%	73.75%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

						Accumulated
	Series C	Series D				Other
	Preferred	Preferred		Additional	Retained	Comprehensive
	Stock	Stock	Common Stock	Paid-In Capital	Earnings	Income	TOTAL

Balance at December 31, 2006	$151,981	$96,321	$498	$1,809,893	$322,219	$13,971	$2,394,883

Net Income					152,396		152,396
Preferred Dividend					(4,969)		(4,969)
Exercise of employee stock options			2	8,722			8,724
Stock-based compensation fair value				2,339			2,339
Cash distributions declared ($0.70 per common share)					(41,433)		(41,433)
Comprehensive Income - Unrealized gain of derivative instruments						(2,403)	(2,403)
Redemption of units and dividend reinvestment proceeds			1	4,253			4,254
Issuance of common stock for Reckson acquisition			90	1,048,588			1,048,678
Deferred compensation plan			1	476			477
Amortization of deferred compensation				11,821			11,821
Balance at March 31, 2007	$151,981	$96,321	$592	$2,886,092	$428,213	$11,568	$3,574,767

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2006	49,839,636	2,693,900	—	52,533,536	—	52,533,536

YTD share activity	9,342,015	(75,200)		9,266,815		9,266,815
Share Count at March 31, 2007 - Basic	59,181,651	2,618,700	—	61,800,351	—	61,800,351

Weighting Factor	(2,532,308)	32,782	1,628,828	(870,698)		(870,698)
Weighted Average Share Count at March 31, 2007 - Diluted	56,649,343	2,651,482	1,628,828	60,929,653	—	60,929,653

TAXABLE INCOME Unaudited ($000’s omitted)

	Three Months Ended
	March 31,	March 31,
	2007	2006

Net Income Available For Common Shareholders	$147,427	$23,732
Book/Tax Depreciation Adjustment	18,056	4,205
Book/Tax Gain Recognition Adjustment	(100,738)	—
Book/Tax JV Net equity adjustment	4,084	(1,060)
Other Operating Adjustments	(24,624)	(144)
C-corp Earnings	(2,720)	(960)
Taxable Income (Projected)	$41,485	$25,773

Dividend per share	$0.70	$0.60
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	59,182	43,133

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, 1412 Broadway, 17 Battery Place North,1466 Broadway, 286 & 290 Madison Avenue and 1140 Avenue of the Americas through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue and 70 West 36th Street.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	March 31, 2007		March 31, 2006

	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$697,217	$325,491	$671,724	$295,034
Buildings & improvements fee interest	3,084,325	1,439,901	2,835,766	1,240,468
Buildings & improvements leasehold	248,414	123,341	20,060	9,027
	4,029,956	1,888,733	3,527,550	1,544,529
Less accumulated depreciation	(210,790)	(107,543)	(170,920)	(80,141)

Net Real Estate	3,819,166	1,781,190	3,356,630	1,464,388

Cash and cash equivalents	105,240	47,634	56,652	24,417
Restricted cash	27,841	14,416	24,862	11,445
Tenant receivables, net of $1,506 reserve at 3/31/07	10,636	5,223	10,053	4,922
Deferred rents receivable, net of reserve for tenant credit loss of $2,505 at 3/31/07	76,833	39,135	61,342	29,412
Deferred costs, net	63,959	31,150	79,410	33,422
Other assets	37,612	19,794	44,678	18,592

Total Assets	$4,141,287	$1,938,542	$3,633,627	$1,586,598

Mortgage loans payable	$2,588,332	$1,264,200	$2,496,212	$1,111,160
Derivative Instruments-fair value	25	14	—	—
Accrued interest payable	12,727	5,994	11,198	4,875
Accounts payable and accrued expenses	70,370	35,966	65,266	28,610
Security deposits	9,493	4,816	6,509	3,064
Contributed Capital (1)	1,460,340	627,552	1,054,442	438,889

Total Liabilities and Equity	$4,141,287	$1,938,542	$3,633,627	$1,586,598

As of March 31, 2007 the Company has twelve unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas, a 55% interest in the South Building of 1 Madison Avenue, a 30% interest in the Clock Tower of 1 Madison Avenue, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21 West 34th Street, a 47% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue and a 30% interest in One Court Square.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following nine joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 45% interest in 1604 Broadway, a 50% interest in 25-29 West 34th Street and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Three Months Ended
	Three Months Ended March 31, 2007		December 31, 2006	Three Months Ended March 31, 2006
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$102,448	$51,392	$47,767	$88,456	$42,590
Escalation and reimbursement revenues	18,840	9,900	10,864	18,992	9,052
Investment and other income	2,396	1,152	1,468	1,861	978
Total Revenues, net	$123,684	$62,444	$60,099	$109,309	$52,620

Expenses
Operating expenses	$28,978	$14,877	$13,997	$24,724	$11,977
Ground rent	459	215	120	225	101
Real estate taxes	19,663	9,988	8,563	17,417	8,412
Total Operating Expenses	$49,100	$25,080	$22,680	$42,366	$20,490

GAAP NOI	$74,584	$37,364	$37,419	$66,943	$32,130
Cash NOI	$34,897	$34,897	$33,021	$59,949	$29,394

Interest	38,589	20,322	20,320	30,461	15,578
Amortization of deferred financing costs	1,309	731	726	1,433	771
Depreciation and amortization	22,154	11,226	10,334	17,653	8,452

Net Income	$12,532	$5,085	$6,039	$17,396	$7,329

Plus: Real estate depreciation	22,154	11,226	10,334	17,653	8,452
Funds From Operations	$34,686	$16,311	$16,373	$35,049	$15,781

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,309	$731	$726	$1,433	$771
Less: Straight-line rental income and other non-cash adjustments	(6,337)	(2,999)	(4,405)	(6,992)	(2,733)
Less: Second cycle tenant improvement	(1,630)	(813)	(4,149)	(827)	(402)
Less: Second cycle leasing commissions	(982)	(544)	(2,264)	(197)	(59)
Less: Recurring CAPEX	(218)	(147)	(324)	(50)	(17)
FAD Adjustment	$(7,858)	$(3,772)	$(10,416)	$(6,633)	$(2,440)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets			Income Statements
				Three Months Ended		Three Months Ended
	March 31,	December 31,		March 31,	March 31,	December
	2007	2006		2007	2006	2006
Assets			Revenues
Cash	$16,430	$19,314	Investment Income	$59,969	$31,879	$60,108
Loans and other lending investments, net	2,321,893	2,144,151	Rental Revenue - net	1,736	914	1,487
Investment in joint ventures	56,779	57,567	Gain on sales and other income	6,429	4,197	5,669
Operating real estate, net	100,818	99,821	Total revenues	68,134	36,990	67,264
Other assets	315,938	445,260
Total Assets	$2,811,858	$2,766,113	Expenses
			Interest	36,461	17,721	34,019
Liabilities and Stockholders’ Equity			Management fees	4,839	3,523	4,875
Repurchase agreement	$246,278	$277,412	Incentive fees	2,818	1,193	3,017
Credit facilities	90,000	15,000	Depreciation and amortization	671	455	620
Collateralized debt obligation	1,714,250	1,714,250	Marketing, general and administrative	3,820	2,770	4,238
Mortgage note payable	94,525	94,525	Provision for loan loss	1,248	—	1,000
Other liabilities	52,283	54,266	Total expenses	49,857	25,662	47,769
Junior subordinated deferrable interest debentures	150,000	150,000
Total Liabilities	2,347,336	2,305,453	Income from continuing operations before equity in net loss of unconsolidated joint ventures, minority interest and taxes	18,277	11,328	19,495
			Equity in net loss of unconsolidated joint ventures	(695)	(727)	(870)
Stockholders’ Equity			Income from continuing operations before minority interest and taxes	17,582	10,601	18,625
Total stockholders’ equity	464,522	460,660
			Provision for taxes	(534)	(47)	(630)
Total Liabilities and Stockholders’ Equity	$2,811,858	$2,766,113	Net income available to common shareholders	17,048	10,554	17,995
			Plus: Real estate depreciation	2,530	2,117	2,319
Total Outstanding Shares	26,045	25,878	FFO	$19,578	$12,671	$20,314

Total SLG Shares	6,418	6,418	SLG share of net income	$4,266	$2,639	$4,503

SLG Investment in Gramercy at Cost	$113,682	$113,682	SLG share of FFO	$4,895	$3,166	$5,083

GKK Manager
	Three Months Ended		Three Months Ended
	March 31,	March 31,	December 31,
	2007	2006	2006
Base management income	$2,667	$2,237	$2,706
Other fee income	3,889	1,692	4,112
Marketing, general and administrative expenses	(2,422)	(1,947)	(1,909)
Net Income before minority interest	4,134	1,982	4,909
Less: minority interest	(1,413)	(669)	(1,678)
SLG share of GKK Manager net income	2,721	1,313	3,231
Servicing and administrative reimbursements	1,100	782	1,061
Net management income and reimbursements from Gramercy	$3,821	$2,095	$4,292

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	3/31/2007		12/31/2006	9/30/2006	6/30/2006	3/31/2006
Market Capitalization
Common Equity:
Common Shares Outstanding	59,182		49,840	45,774	43,226	43,133
OP Units Outstanding	2,619		2,694	2,219	2,219	2,263
Total Common Equity (Shares and Units)	61,801		52,534	47,993	45,445	45,396
Share Price (End of Period)	$137.18		$132.78	$111.70	$109.47	$101.50
Equity Market Value	$8,477,861		$6,975,465	$5,360,818	$4,974,864	$4,607,694
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,156,575		1,190,379	1,255,325	1,078,999	912,262
Outstanding Balance on - Term Loans	700,000		525,000	525,000	525,000	525,000
Outstanding Balance on - Unsecured Credit Line	—		—	—	54,645	156,645
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	974,636		—	—	—	—
Convertible Notes	1,018,094		—	—	—	—
Liability Held for Sale	73,752		—	95,000	95,000	—
Total Consolidated Debt	5,023,057		1,815,379	1,975,325	1,853,644	1,693,907
Company’s Portion of Joint Venture Debt	1,264,200		1,209,281	1,181,397	1,179,332	1,111,160
Total Combined Debt	6,287,257		3,024,660	3,156,722	3,032,976	2,805,067

Total Market Cap (Debt & Equity)	$15,022,618		$10,257,625	$8,775,040	$8,265,340	$7,670,261

Availability under Lines of Credit
Senior Unsecured Line of Credit	784,719	(A)	484,482	486,482	431,837	329,275
Term Loans	—		—	—	—	—
Total Availability	$784,719		$484,482	$486,482	$431,837	$329,275
(A) As reduced by $15,281 letter of credit

Combined Capitalized Interest	$4,552		$2,873	$5,069	$4,342	$4,291

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	36.51%		20.06%	26.01%	26.16%	25.83%
Debt to Gross Real Estate Book Ratio	68.06%		59.30%	69.65%	69.79%	72.65%
Secured Real Estate Debt to Secured Assets Gross Book	69.69%		76.31%	75.11%	74.76%	72.62%
Unsecured Debt to Unencumbered Assets-Gross Book Value	79.19%		28.58%	41.37%	44.60%	54.55%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	41.85%		29.49%	35.97%	36.70%	36.57%
Debt to Gross Real Estate Book Ratio	67.83%		62.77%	72.78%	74.19%	72.37%
Secured Debt to Secured Assets Gross Book	68.67%		71.94%	74.26%	74.13%	72.25%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2007	2006	2006	2006
	Property NOI

	Property Operating NOI	$96,099	$42,594	$59,518	$51,696
	NOI from Discontinued Operations	2,505	4,255	2,315	3,998
	Total Property Operating NOI - Consolidated	98,604	46,849	61,833	55,694
	SLG share of Property NOI from JVs	37,364	32,130	37,419	36,587
	GAAP NOI	$135,968	$78,979	$99,252	$92,281

Less:	Free Rent (Net of Amortization)	4,044	2,221	4,415	2,566
	Net FAS 141 Adjustment	788	789	1,104	1,004
	Straightline Revenue Adjustment	11,248	6,358	6,270	7,028

Plus:	Allowance for S/L tenant credit loss	1,362	933	960	1,000
	Ground Lease Straight-line Adjustment	157	157	157	157
	Cash NOI	$121,407	$70,701	$88,580	$82,840

	Components of Debt Service and Fixed Charges

	Interest Expense	60,001	19,039	30,034	24,960
	Fixed Amortization Principal Payments	4,087	1,025	1,391	961
	Total Consolidated Debt Service	64,088	20,064	31,425	25,921

	Payments under Ground Lease Arrangements	7,422	4,851	5,306	4,764
	Dividend on perpetual preferred shares	4,969	4,969	4,969	4,969
	Total Consolidated Fixed Charges	76,479	29,884	41,700	35,654

	Adjusted EBITDA	198,759	78,102	99,870	89,660
	Interest Coverage Ratio	3.20	3.72	3.26	3.50
	Debt Service Coverage Ratio	3.00	3.55	3.12	3.38
	Fixed Charge Coverage Ratio	2.53	2.45	2.36	2.47

SELECTED FINANCIAL DATA 2007 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2007	2006	%	2006	2006
Revenues
	Rental Revenue, net	84,587	79,250	6.7%	83,267	81,361
	Escalation & Reimbursement Revenues	17,166	14,346	19.7%	15,215	17,744
	Investment Income	329	224	46.9%	346	414
	Other Income	1,001	2,311	-56.7%	4,043	1,183
	Total Revenues	103,083	96,131	7.2%	102,871	100,702
Expenses
	Operating Expense	28,801	25,791	11.7%	26,041	29,712
	Ground Rent	4,750	4,825	-1.6%	4,750	4,750
	Real Estate Taxes	18,096	17,827	1.5%	16,187	17,182
		51,647	48,443	6.6%	46,978	51,644

	EBITDA	51,436	47,688	7.9%	55,893	49,058

	Interest Expense & Amortization of Financing costs	10,644	10,730	-0.8%	10,655	10,844
	Depreciation & Amortization	15,710	14,679	7.0%	15,481	15,116

	Income Before Minority Interest	25,082	22,279	12.6%	29,757	23,098
Plus:	Real Estate Depreciation & Amortization	15,701	14,669	7.0%	15,470	15,105
	FFO	40,783	36,948	10.4%	45,227	38,203

Less:	Non - Building Revenue	402	389	3.3%	453	461

Plus:	Interest Expense & Amortization of Financing costs	10,644	10,730	-0.8%	10,655	10,844
	Non Real Estate Depreciation	9	10	-10.0%	11	11
GAAP NOI		51,034	47,299	7.9%	55,440	48,597

Cash Adjustments
Less:	Free Rent (Net of Amortization)	228	2,326	-90.2%	218	435
	Straightline Revenue Adjustment	3,591	3,693	-2.8%	3,596	3,650
	Rental Income - FAS 141	230	230	0.0%	237	237
Plus:	Allowance for S/L tenant credit loss	524	792	-33.8%	754	693
	Ground Lease Straight-line Adjustment	87	87	0.0%	87	87
Cash NOI		47,596	41,929	13.5%	52,230	45,055

Operating Margins
	GAAP NOI to Real Estate Revenue, net	49.45%	49.00%		53.74%	48.15%
	Cash NOI to Real Estate Revenue, net	46.12%	43.43%		50.62%	44.64%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	54.05%	54.00%		58.34%	52.85%
	Cash NOI before Ground Rent/Real Estate Revenue, net	50.64%	48.34%		55.14%	49.26%

SELECTED FINANCIAL DATA 2007 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2007	2006	%	2006	2006
Revenues
Rental Revenue, net		41,208	40,145	2.6%	40,881	40,548
Escalation & Reimbursement Revenues		8,833	8,658	2.0%	9,112	8,803
Investment Income		414	350	18.1%	699	523
Other Income		528	434	21.8%	562	1,605
Total Revenues		50,983	49,587	2.8%	51,253	51,478
Expenses
Operating Expense		11,787	11,353	3.8%	11,441	11,705
Ground Rent		—	—		—	—
Real Estate Taxes		8,154	7,989	2.1%	7,457	7,842
		19,941	19,342	3.1%	18,898	19,547

EBITDA		31,042	30,245	2.6%	32,355	31,931

Interest Expense & Amortization of Financing costs		16,447	15,344	7.2%	16,958	16,868
Depreciation & Amortization		8,222	8,023	2.5%	8,195	8,171
Income Before Minority Interest		6,373	6,878	-7.3%	7,202	6,892
Plus:	Real Estate Depreciation & Amortization	8,222	8,023	2.5%	8,194	8,170

FFO		14,594	14,901	-2.1%	15,396	15,062

Less:	Non - Building Revenue	423	356	18.8%	710	527

Plus:	Interest Expense & Amortization of Financing costs	16,447	15,344	7.2%	16,958	16,868
	Non Real Estate Depreciation	—	—		1	1
GAAP NOI		30,618	29,889	2.4%	31,645	31,404

Cash Adjustments
Less:	Free Rent (Net of Amortization)	467	(111)	-521.4%	1,295	445
	Straightline Revenue Adjustment	1,689	2,575	-34.4%	1,755	2,363
	FAS 141	190	190	-0.1%	190	190
Plus:	Allowance for S/L tenant credit loss	115	130	-11.7%	136	160
	Ground Lease Straight-line Adjustment	—	—		—	—
Cash NOI		28,388	27,365	3.7%	28,541	28,566

Operating Margins
GAAP NOI to Real Estate Revenue, net		60.42%	60.55%		62.44%	61.44%
Cash NOI to Real Estate Revenue, net		56.02%	55.44%		56.32%	55.89%
GAAP NOI before Ground Rent/Real Estate Revenue, net		60.42%	60.55%		62.44%	61.44%
Cash NOI before Ground Rent/Real Estate Revenue, net		56.02%	55.44%		56.32%	55.89%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal O/S		2007			As—Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	3/31/2007	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
673 First Avenue	33,640	5.67%	696	Feb-13	28,984	—	Feb-06
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	209,095	5.24%	3,268	Nov-13	182,342	—	Dec-06
420 Lexington Avenue	114,546	8.44%	2,487	Nov-10	104,691	—	Open
625 Madision Avenue	101,331	6.27%	2,059	Nov-15	78,595	—	Open
55 Corporate Drive	95,000	6.24%	—	Dec-15	95,000	—	Open
609 Fifth Avenue	101,490	5.85%	1,215	Oct-13	92,062	—	Jul-13
485 Lexington Avenue	450,000	5.61%	—	Jan-17	450,000	—
919 Third Avenue	234,221	6.87%	3,413	Jul-18	217,592	—
120 W 45th Street	170,000	6.12%	—	Feb-17	170,000	—
1604-1610 Broadway	27,000	5.66%	—	Mar-12	26,050	—
100 Summit Lake Drive	12,318	8.50%	—	Apr-07	12,318	—
399 Knollwood	19,234	5.75%	261	Mar-14	16,877	—
300 Main Street	11,500	5.75%	—	Feb-17	11,500	—
	1,699,375	6.05%	13,399		1,606,011

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	5.79%	—	May-10	154,923	—	—
609 Partners, LLC	63,891	5.00%	—	Jun-16	63,891	—	Jun-08
	223,891	5.56%	—		218,814
Unsecured fixed rate debt
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
Unsecured Note	50,000	6.00%	—	Jun-07	50,000	—	Open
Unsecured Note	150,000	7.20%	—	Aug-07	150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09	200,000	—	Open
Unsecured Note	150,000	5.15%	—	Jan-11	150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14	150,000	—	Open
Unsecured Note	274,636	6.00%	—	Mar-16	274,636	—	Open
Convertible Note	282,088	4.00%	—	Jun-25	282,088	—	Open
Convertible Note (net)	736,006	3.00%	—	Mar-27	736,006	—	Mar-12
	2,092,730	4.84%	—		2,092,730

Total Fixed Rate Debt/Wtd Avg	4,015,996	5.39%	13,399		3,917,555

Floating rate Debt
Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	6.63%	—	May-10	40,000	—	—
1551/1555 Broadway (Libor + 200 bps) (2)	79,656	7.33%	—	Aug-08	79,656	—	Open
141 Fifth Avenue (Libor + 225 bps) (2)	10,653	7.57%	—	Sep-07	10,653	Sep-10	—
717 Fifth Avenue (Libor + 160 bps)	175,000	6.92%	—	Sep-08	175,000	—	—
1 Landmark Square (Libor + 185bps)	128,000	7.17%	—	Feb-09	128,000	—

	433,309	7.06%	—		433,309

Unsecured floating rate debt
Wachoiva Unsecured Term Loan (Libor + 110 bps)	500,000	6.42%	—	Jan-10	500,000	—	Open
Senior Unsecured Line of Credit (Libor + 110 bps)	—	6.42%	—	Sep-08	—	Aug-09	Open
	500,000	6.42%	—		500,000

Total Floating Rate Debt/Wtd Avg	933,309	6.72%	—		933,309

Total Debt/Wtd Avg - Consolidated	4,949,305	5.64%	13,399		4,850,864

Total Debt/Wtd Avg - Joint Venture	1,264,200	6.11%

Weighted Average Balance & Interest Rate with SLG JV Debt	5,202,478	6.07%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2007			As-Of
	Principal O/S - 3/31/07			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment

Fixed rate debt

100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Open
1 Madison Avenue - South Building	680,815	374,448	5.91%	5,447	May-20	222,492	—	Jun-20
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
1221 Avenue of Americas (3)	65,000	29,250	5.51%	—	Dec-10	29,250	Dec-08	Open
Mack - Green Joint Venture	11,961	5,741	6.26%	386	Aug-14	2,061	—	—
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—
Total Fixed Rate Debt/Wtd Avg	1,347,776	641,264	5.82%	5,834		480,176

1250 Broadway (Libor + 80bps)	115,000	63,250	6.12%	—	Aug-07	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	6.07%	—	Dec-10	47,250	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	6.23%	—	Nov-07	343,750	Jul—09	Open
1 Madison Avenue - Clock Tower (Libor + 160bps)	131,090	39,327	7.11%	—	Jul-07	39,327	Nov-08	Nov-06
379 West Broadway (Libor + 225bps) (2)	13,029	5,863	7.57%	—	Dec-07	5,863	Dec-10	—
521 Fifth Avenue (Libor +100bps)	140,000	70,140	6.32%	—	Apr-11	70,140	—	Open
800 Third Avenue (Libor + 62.5bps)	20,910	9,902	5.95%	—	Aug-08	9,902	—	Open
Mack - Green Joint Venture (Libor + 275bps)	90,528	43,454	8.07%	—	May-08	43,454	—	—
Total Floating Rate Debt/Wtd Avg	1,240,557	622,936	6.41%	—		622,936

Total Joint Venture Debt/Wtd Avg	2,588,333	1,264,200	6.11%	5,834		1,103,112

(1)             There is a LIBOR swap on this loan of 4.65% from May 2006 through December 2008.

(2)             Committed amount for 1551/1555 Broadway and 21 West 34th Street is $112.7mm, for 141 Fifth Avenue is $12.58mm, for 1 Madison Avenue is $205.1mm and for 379 West Broadway is $13.25mm.

(3)             There is a LIBOR swap of 4.76% on $65mm of this loan.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2007 Scheduled	2008 Scheduled	2009 Scheduled	2010 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity
Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,939	2037
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	1,550	760	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1604 Broadway (2)	2,350	2,350	2,350	2,350	396	2021	(7)
919 Third Avenue (2)	850	850	850	850	—	2066
1185 Avenue of the Americas (2)	8,674	8,674	8,674	8,527	—	2043
Total	30,221	30,221	30,221	30,074	17,095

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,430	2037

(1)    Per the balance sheet at March 31, 2007

(2)    These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)    Subject to renewal at the Company’s option through 2029.

(4)    Excludes portion payable to SL Green as owner of 50% leasehold.

(5)    The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6)    Subject to renewal at the Company’s option through 2054.

(7)    Subject to renewal at the Company’s option through 2036.The Company has a 45% interest in this property.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

12/31/2005	400,076	399,889	10.43%	10.44%	4.39%

Originations/Accretion (1)	61,127
Preferred Equity	5,000
Redemptions /Amortization	(30)
3/31/2006	466,173	453,085	10.27%	10.57%	4.83%

Originations/Accretion (1)	37,282
Preferred Equity	7,000
Redemptions /Amortization	(176,466)
6/30/2006	333,989	409,728	10.31%	10.04%	5.33%

Originations/Accretion (1)	288
Preferred Equity	32,500
Redemptions /Amortization	(19,219)
9/30/2006	347,558	351,249	10.32%	10.17%	5.32%

Originations/Accretion (1)	97,475
Preferred Equity	—
Redemptions /Amortization	(7)
12/31/2006	445,026	381,255	10.45%	9.95%	5.32%

Originations/Accretion (1)	448,283
Preferred Equity	—
Redemptions /Amortization	(205,006)
3/31/2007	688,303	718,693	9.98%	10.64%	5.32%

(1)             Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$85,403	$762,500	$228	10.97%	11.49%

Mezzanine Debt	$486,704	$32,014,399	$446	10.61%	10.42%

Preferred Equity	$116,196	$3,103,724	$191	10.81%	10.94%

Balance as of 3/31/07	$688,303	$35,880,623	$363	10.69%	10.64%

Current Maturity Profile (2)

(1)     Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2)     The weighted maturity is 6.4 years.

SELECTED PROPERTY DATA Manhattan Properties

				Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership		Sq. Feet	Sq. Feet	Mar-07	Dec-06	Sep-06	Jun-06	Mar-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”					%	%	%	%	%	%	$	%	%
110 East 42nd Street	Grand Central North	Fee Interest		181,000	1	98.9	98.9	98.7	96.7	94.5	7,571,340	1	1	30
125 Broad Street	Downtown	Fee Interest		525,000	2	100.0	100.0	100.0	100.0	100.0	17,892,636	3	2	4
1372 Broadway	Garment	Fee Interest		508,000	2	99.7	99.7	85.7	85.7	86.4	19,162,524	3	2	22
19 West 44th Street	Midtown	Fee Interest		292,000	1	98.1	96.5	99.4	98.5	98.1	11,494,836	2	1	67
220 East 42nd Street	Grand Central	Fee Interest		1,135,000	5	100.0	100.0	100.0	100.0	99.5	42,427,836	8	5	37
28 West 44th Street	Midtown	Fee Interest		359,000	2	99.8	96.5	95.7	96.2	95.0	13,448,760	2	2	78
292 Madison Avenue	Grand Central South	Fee Interest		187,000	1	99.7	99.7	99.7	99.7	99.7	8,039,688	1	1	19
317 Madison Avenue	Grand Central	Fee Interest		450,000	2	92.8	92.8	91.7	94.6	93.7	18,967,284	3	2	86
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease		1,188,000	5	97.3	97.3	98.9	98.0	97.4	56,812,848	10	7	246
440 Ninth Avenue	Penn Station	Fee Interest		339,000	2	99.4	99.4	99.4	99.4	99.4	10,770,696	2	1	12
461 Fifth Avenue	Midtown	Leasehold Interest		200,000	1	98.8	98.8	87.6	87.6	89.7	12,161,916	2	2	17
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest		260,000	1	96.5	96.5	100.0	100.0	96.9	10,281,864	2	1	27
555 West 57th Street	Midtown West	Fee Interest		941,000	4	99.9	99.9	99.9	99.9	100.0	28,398,696	5	4	16
625 Madison Avenue	Plaza District	Leasehold Interest		563,000	3	97.3	97.3	99.0	99.0	91.7	38,702,040	7	5	33
673 First Avenue	Grand Central South	Leasehold Interest		422,000	2	99.8	99.8	82.7	82.7	77.8	14,481,852	3	2	12
711 Third Avenue	Grand Central North	Operating Sublease	(1)	524,000	2	100.0	100.0	100.0	96.1	100.0	23,717,184	4	3	19
750 Third Avenue	Grand Central North	Fee Interest		780,000	4	98.0	98.0	98.0	98.0	98.0	34,961,112	6	5	19

Subtotal / Weighted Average				8,854,000	40	98.7	97.5	97.0	96.7	96.0	$369,293,112	65	48	744

Adjustments
485 Lexington Avenue	Grand Central North	Fee Interest		921,000	4	90.5	90.5	78.7	74.1	71.2	40,639,944	7	5	13
609 Fifth Avenue	Rockefeller Center	Fee Interest		160,000	1	98.8	98.8	98.8	98.8	—	12,583,980	2	2	20
120 West 45th Street	Midtown	Fee Interest		440,000	2	100.0	—	—	—	—	22,811,688	4	3	30
810 Seventh Avenue	Times Square	Fee Interest		692,000	3	99.9	—	—	—	—	35,557,668	6	5	39
919 Third Avenue	Grand Central North	Fee Interest	(2)	1,454,000	7	99.9	—	—	—	—	76,451,628		5	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest		1,062,000	5	99.0	—	—	—	—	57,260,556	10	7	26
1350 Avenue of the Americas	Rockefeller Center	Fee Interest		562,000	3	93.0	—	—	—	—	26,861,580	5	3	43
Subtotal / Weighted Average				5,291,000	24	97.3	91.7	81.7	77.8	71.2	$272,167,044	25	23	153

Total / Weighted Average Consolidated Properties				14,145,000	64	98.2	96.8	95.3	94.7	93.7	$641,460,156	91	71	897

UNCONSOLIDATED PROPERTIES
“Same Store”
1 Madison Avenue - 55%	Park Avenue South	Fee Interest		1,176,900	5	98.6	98.6	98.6	98.6	97.5	61,020,852		4	3
100 Park Avenue - 50%	Grand Central South	Fee Interest		834,000	4	91.8	92.1	93.3	93.8	89.7	32,915,616		2	33
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest		2,550,000	12	94.0	97.3	97.3	96.6	96.5	135,212,988		8	24
1250 Broadway - 55%	Penn Station	Fee Interest		670,000	3	98.1	98.6	98.6	95.5	95.8	25,044,888		2	34
1515 Broadway - 55%	Times Square	Fee Interest		1,750,000	8	99.0	99.0	99.0	99.6	100.0	84,450,420		7	9
Subtotal / Weighted Average				6,980,900	32	96.1	97.4	97.6	97.2	96.7	$338,644,764		20	103

Adjustments
521 Fifth Avenue - 50.1%	Grand Central	Leasehold Interest		460,000	2	90.2	90.4	94.2	94.2	97.4	17,716,644		1	49
800 Third Avenue - 47.4%	Grand Central North	Fee Interest		526,000	2	96.9	96.9	—	—	—	26,741,952		2	25
Subtotal / Weighted Average				986,000	4	93.8	93.9	94.2	94.2	97.4	$44,458,596		3	74

Total / Weighted Average Unconsolidated Properties				7,966,900	36	95.9	97.0	97.4	97.0	96.7	$383,103,360		22	177

Grand Total / Weighted Average				22,111,900	100	97.3	97.0	96.1	95.9	95.2	$1,024,563,516			1,074
Grand Total - SLG share of Annualized Rent											$776,620,274		93

Same Store Occupancy % - Combined				15,834,900	72	97.6	97.4	97.2	96.9	96.3

(1)     Including Ownership of 50% in Building Fee.

(2)     SL Green holds a 51% interest in this consolidated joint venture asset.

SELECTED PROPERTY DATA Suburban Properties

					Usable	% of Total	Occupancy (%)		Annualized	Annualized Rent		Total
Properties	SubMarket		Ownership		Sq. Feet	Sq. Feet	Mar-07	Dec-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
Adjustments						%	%	%	$	%	%
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester		Fee Interest		90,000	1	100.0	—	2,250,000	3	2	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester		Fee Interest		90,000	1	100.0	—	2,250,000	3	2	1
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester		Fee Interest		90,000	1	90.5	—	2,194,980	3	2	6
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester		Fee Interest		90,000	1	98.4	—	2,597,688	3	2	7
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester		Fee Interest		90,000	1	77.5	—	1,525,320	2	1	5
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester		Fee Interest		90,000	1	100.0	—	2,610,648	3	2	5
100 White Plains Road	Tarrytown, Westchester		Fee Interest	(1)	6,000	0	100.0	—	91,128		0	1
120 White Plains Road	Tarrytown, Westchester		Fee Interest	(1)	205,000	3	97.6	—	5,482,332		2	13
520 White Plains Road	Tarrytown, Westchester		Fee Interest		180,000	3	80.6	—	2,942,640	4	3	5
115-117 Stevens Avenue	Valhalla, Westchester		Fee Interest		178,000	3	74.2	—	3,479,784	4	3	14
100 Summit Lake Drive	Valhalla, Westchester		Fee Interest		250,000	4	87.4	—	6,051,396	8	5	8
200 Summit Lake Drive	Valhalla, Westchester		Fee Interest		245,000	4	95.7	—	6,405,756	8	6	9
500 Summit Lake Drive	Valhalla, Westchester		Fee Interest		228,000	4	77.1	—	4,129,824	5	4	1
140 Grand Street	White Plains, Westchester		Fee Interest		130,100	2	92.9	—	3,899,268	5	3	7
360 Hamilton Avenue	White Plains, Westchester		Fee Interest		384,000	6	100.0	—	11,126,736	14	10	14
399 Knollwood Road	White Plains, Westchester		Fee Interest		145,000	2	96.6	—	3,470,280	4	3	46
Westchester, NY Subtotal					2,491,100	41	91.0	—	60,507,780	70	52	143

1 Landmark Square	Stamford, Connecticut		Fee Interest		312,000	5	83.3	—	6,393,300	8	6	48
2 Landmark Square	Stamford, Connecticut		Fee Interest		46,000	1	65.8	—	833,544	1	1	8
3 Landmark Square	Stamford, Connecticut		Fee Interest		130,000	2	98.0	—	3,201,540	4	3	14
4 Landmark Square	Stamford, Connecticut		Fee Interest		105,000	2	77.3	—	1,722,036	2	2	11
5 Landmark Square	Stamford, Connecticut		Fee Interest		61,000	1	100.0	—	858,780	1	1	14
6 Landmark Square	Stamford, Connecticut		Fee Interest		172,000	3	74.8	—	2,700,672	3	2	4
7 Landmark Square	Stamford, Connecticut		Fee Interest		36,800	1	10.8	—	271,032	0	0	1
300 Main Street	Stamford, Connecticut		Fee Interest		130,000	2	92.5	—	1,769,352	2	2	19
680 Washington Avenue	Stamford, Connecticut		Fee Interest	(1)	133,000	2	94.7	—	4,620,948		2	5
750 Washington Avenue	Stamford, Connecticut		Fee Interest	(1)	192,000	3	92.8	—	5,256,900		2	8
1055 Washington Avenue	Stamford, Connecticut	`	Leasehold Interest		182,000	3	89.7	—	5,317,092	7	5	23
Stamford, CT Subtotal					1,499,800	25	85.3	—	32,945,196	30	25	155

55 Corporate Drive	Bridgewater, New Jersey		Fee Interest	(2)	670,000	11	100.0	—	21,812,018		10	1

Total / Weighted Average Consolidated Properties					4,660,900	77	90.5	—	$115,264,994	100	86	299

UNCONSOLIDATED PROPERTIES
Adjustments
One Court Square - 30%	Long Island City, New York		Fee Interest		1,402,000	23	100.0	—	50,541,432		14	1
Subtotal / Weighted Average					1,402,000	23	100.0	—	$50,541,432		14	1

Total / Weighted Average Unconsolidated Properties					1,402,000	23	100.0	—	$50,541,432		14	1

Grand Total / Weighted Average					6,062,900	100	92.7	—	$165,806,426			300
Grand Total - SLG share of Annualized Rent									$111,950,274		100

Same Store Occupancy % - Combined					6,062,900	100	—	—

(1)         SL Green holds a 51% interest in this consolidated joint venture asset.

(2)         SL Green holds a 50% interest through a tenancy in common ownership.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Clock Tower - 30%	Park Avenue South	Fee Interest	220,000	44	—	—	N/A	N/A	N/A
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	5	—	—	N/A	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest	29,876	6	100.0	72.7	$4,106,892	7	2
21-25 West 34th Street - 50%	Herald Square/ Penn Station	Fee Interest	30,100	6	100.0	100.0	5,804,772	N/A	1
27-29 West 34th Street - 50%	Herald Square/ Penn Station	Fee Interest	41,000	8	6.1	58.8	104,700	0	2
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	62,006	12	100.0	100.0	2,806,536	5	7
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	76,400	15	97.8	63.1	12,724,884	45	8
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	4	100.0	100.0	818,928	2	4
Total / Weighted Average Retail/Development Properties			504,482	100	N/A	N/A	$26,366,712	58	24

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent	Rating (1)
Citigroup, N.A.	125 Broad Street, Court Square, 485 Lexington Avenue, 750 Third Avenue, 750 Washington Blvd & 800 Third Avenue	Various	2,170,537	$81,776,868	$37.68	8.0%	44,344,083	5.7%	AA+
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013, 2015 & 2020	1,410,339	72,338,316	$51.29	7.1%	49,515,577	6.4%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,123,879	59,543,112	$52.98	5.8%	32,748,712	4.2%	A+
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018	$32.56	2.1%	10,906,009	1.4%	AA
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	34595124	$58.98	3.4%	17,643,513	2.3%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	573,470	20,896,476	$36.44	2.0%	20,896,476	2.7%	A-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	520,985	34,178,688	$65.60	3.3%	15,380,410	2.0%	A+
Societe Generale	1221 Ave.of the Americas	Various	486,663	25,680,288	$52.77	2.5%	11,556,130	1.5%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	20,013,564	$47.61	2.0%	9,006,104	1.2%	A+
Verizon	1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square, 120 W 45th Street & 500 Summit Lake Drive	Various	375,236	9,469,116	$25.24	0.9%	9,469,116	1.2%	A-
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,686,556	$37.02	1.2%	12,686,556	1.6%
Visiting Nurse Service of New York	1250 Broadway	2018	295,870	9,580,032	$32.38	0.9%	6,339,586	0.8%
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	279,746	14,648,940	$52.37	1.4%	7,470,959	1.0%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	256,422	7,973,712	$31.10	0.8%	7,973,712	1.0%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	253,316	8,602,032	$33.96	0.8%	8,602,032	1.1%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	234,207	11,337,732	$48.41	1.1%	11,337,732	1.5%	BBB
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	228,374	7,748,652	$33.93	0.8%	7,748,652	1.0%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,283,628	$18.81	0.4%	4,283,628	0.6%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,375,412	$50.31	1.1%	5,130,311	0.7%	BBB
The Travelers Indemnity Company	485 Lexington Avenue	2016	214,978	10,748,904	$50.00	1.0%	10,748,904	1.4%	A+
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	188,625	8,504,328	$45.09	0.8%	8,504,328	1.1%	AAA
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,173,980	$27.74	0.5%	4,893,028	0.6%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	183,126	9,173,664	$50.09	0.9%	9,173,664	1.2%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	180,822	9,055,812	$50.08	0.9%	9,055,812	1.2%	BBB
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,732,040	$38.54	0.6%	2,866,020	0.4%	AAA

Total			11,785,268	$516,928,994	$43.86	50.5%	$338,281,053	43.6%

Wholly Owned Portfolio + Allocated JV Properties			22,111,900	$1,024,563,516	$46.34		$776,620,274

(1) - 68% of Portfolio’s Largest Tenants have investment grade credit ratings. 30% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on Base Rental Revenue

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/06			574,559

Add: Acquired Vacancies	810 Seventh Avenue		648
	919 Third Avenue		1,217
	1185 Avenue of the Americas		10,751
	1350 Avenue of the Americas		49,860

Less: Sold Vacancies	1 Park Avenue		(20,525)
	70 West 36th Street		(659)

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	2	4,111	4,502	$24.20
	1 Madison Avenue	1	12,230	12,064	$40.00
	100 Park Avenue	1	2,668	2,668	$59.62
	1250 Broadway	1	3,370	3,370	$49.91
	470 Park Ave South	1	4,478	8,675	$29.69
	110 East 42nd Street	4	10,003	10,093	$40.84
	19 West 44th Street	3	6,998	6,998	$35.71
	28 West 44th Street	5	11,220	11,446	$39.16
	1221 Sixth Avenue	2	87,656	87,656	$50.67
	625 Madison Avenue	2	2,388	2,402	$55.19
	810 Seventh Avenue	1	10,010	9,711	$40.91
	1350 Avenue of the Americas	1	13,927	13,927	$55.00
	420 Lexington Avenue	16	31,557	36,481	$42.65
	Total/Weighted Average	40	200,616	209,993	$45.62

Retail

	673 First Avenue	2	30,712	35,312	$18.71
	1221 Sixth Avenue	1	3,217	3,217	$175.90
	521 Fifth Avenue	1	881	881	$55.01
	Total/Weighted Average	4	34,810	39,410	$32.35

Storage

	Total Space became Available during the Quarter
	Office	40	200,616	209,993	$45.62
	Retail	4	34,810	39,410	$32.35
		44	235,426	249,403	$43.52

	Total Available Space		851,277

(1)     Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/06				851,277

Office

	317 Madison Avenue	2	7.0	6,563	7,703	$46.34	$36.85	$5.83	2.7
	1 Madison Avenue	1	10.0	12,230	12,064	$44.00	$40.00	$59.57	2.0
	673 First Avenue	1	20.0	5,817	6,727	$40.00	$17.99	$—	9.0
	1372 Broadway	1	14.8	71,188	70,538	$36.50	$—	$62.35	8.0
	110 East 42nd Street	4	1.4	10,003	11,045	$49.10	$37.32	$—	—
	19 West 44th Street	3	5.1	8,915	8,924	$41.84	$39.30	$12.86	1.0
	28 West 44th Street	7	8.9	23,274	25,018	$38.51	$34.59	$17.19	0.4
	1221 Sixth Avenue	2	5.1	4,681	4,681	$35.00	$—	$—	—
	609 Fifth Avenue	2	6.1	2,253	2,333	$58.68	$66.08	$7.70	2.3
	120 West 45th Street	1	8.7	10,010	10,010	$75.00	$39.69	$45.00	5.0
	1350 Avenue of the Americas	2	8.0	22,377	22,987	$88.72	$53.50	$21.32	3.1
	420 Lexington Avenue	8	3.6	19,838	24,909	$43.86	$44.85	$8.75	1.2
	Total/Weighted Average	34	9.8	197,149	206,939	$47.33	$40.81	$33.26	4.1

Retail

	673 First Avenue	3	20.0	37,786	42,169	$34.72	$18.92	$0.98	3.3
	1221 Avenue of the Americas	1	11.9	3,217	3,217	$200.00	$175.90	$—	4.0
	461 Fifth Avenue	1	10.0	18,000	14,398	$72.93	$—	$—	9.0
	1372 Broadway	1	10.0	1,900	1,900	$263.16	$—	$165.43	3.0
	1350 Avenue of the Americas	1	15.6	2,270	2,270	$150.00	$—	$40.92	7.0
	Total/Weighted Average	7	16.9	63,173	63,954	$62.52	$34.83	$7.01	4.7

Storage

	317 Madison Avenue	1	2.0	120	120	$20.00	$—	$—	—
	461 Fifth Avenue	1	6.4	652	652	$27.50	$—	$—	—
	Total/Weighted Average	2	5.7	772	772	$26.33	$—	$—	—

Leased Space
	Office (3)	34	9.8	197,149	206,939	$47.33	$40.81	$33.26	4.1
	Retail	7	16.9	63,173	63,954	$62.52	$34.83	$7.01	4.7
	Storage	2	5.7	772	772	$26.33	$—	$—	—
	Total	43	11.5	261,094	271,665	$50.84	$39.37	$26.99	4.2

Total Available Space @ 3/31/07				590,183

Early Renewals
Office

	317 Madison Avenue	2	5.0	2,983	3,271	$45.00	$45.43	$3.35	—
	220 East 42nd Street	1	8.9	13,194	13,404	$56.00	$36.25	$15.00	2.5
	470 Park Ave South	1	6.0	26,395	29,291	$41.00	$27.85	$15.00	—
	28 West 44th Street	1	0.3	11,013	12,222	$45.12	$33.30	$—	—
	1185 Avenue of the Americas	2	11.1	53,522	53,522	$76.00	$55.00	$12.50	—
	1350 Avenue of the Americas	1	5.6	4,501	4,501	$80.00	$61.80	$—	—
	420 Lexington Avenue	3	3.9	5,082	7,822	$53.04	$37.75	$6.06	—
	Total/Weighted Average	11	7.8	116,690	124,033	$60.41	$43.33	$11.03	0.3

Retail

	292 Madison Avenue	1	12	3,250	4,614	$80.68	$38.73	$—	—
	673 First Avenue	1	5	8,978	9,348	$57.27	$32.34	$—	—
	Total/Weighted Average	2	7.2	12,228	13,962	$55.60	$34.45	$—	—

Storage

	317 Madison Avenue	1	5.0	51	88	$20.00	$15.69	$—	—
	Total/Weighted Average	1	5.0	51	88	$20.00	$15.69	$—	—

Renewals
	Early Renewals Office	11	7.8	116,690	124,033	$60.41	$43.33	$11.03	0.3
	Early Renewals Retail	2	7.2	12,228	13,962	$55.60	$34.45	$—	—
	Early Renewals Storage	1	5.0	51	88	$20.00	$15.69	$—	—
	Total	14	7.7	128,969	138,083	$59.90	$43.46	$9.91	0.2

(1)                Annual Base Rent

(2)                Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)                Average starting office rent excluding new tenants replacing vacancies is $54.67/rsf for 100,335 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $57.84/rsf for 224,368 rentable SF.

Leasing Activity- Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/06			—

Add: Acquired Vacancies			480,616

Space which became available during the Quarter (A):
Office

	1100 King Street - 3 Int’l Drive	1	8,180	8,180	$22.73
	115-117 Steven Avenue	1	12,693	12,693	$27.75
	200 Summit Lake Drive	1	8,500	8,500	$26.27
	140 Grand Street	2	13,150	13,150	$30.72
	360 Hamilton Avenue	1	15,418	15,418	$31.25
	399 Knollwood Road	1	1,583	1,583	$24.50
	1 Landmark Square	3	4,284	4,284	$28.64
	2 Landmark Square	2	5,220	5,220	$29.23
	750 Washington Avenue	2	13,425	13,425	$38.91
	1055 Washington Avenue	1	1,140	1,140	$10.00
	Total/Weighted Average	15	83,593	83,593	$29.85

Retail

	3 Landmark Square	1	1,922	1,922	$18.02
	Total/Weighted Average	1	1,922	1,922	$18.02

Storage

	5 Landmark Square	1	100	100	$12.00
	750 Washington Avenue	1	230	230	$15.03
	Total/Weighted Average	2	330	330	$14.11

	Total Space became Available during the Quarter
	Office	15	83,593	83,593	$29.85
	Retail	1	1,922	1,922	$18.02
	Storage	2	330	330	$14.11
		18	85,845	85,845	$29.52

	Total Available Space		566,461

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity- Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/07				566,461

Office

	1100 King Street - 3 Int’l Drive	1	1.3	8,180	8,180	$23.75	$22.75	$—	—
	1100 King Street - 5 Int’l Drive	1	4.0	6,851	6,851	$27.00	$25.00	$10.00	—
	120 White Plains Road	1	5.0	2,052	2,052	$27.00	$—	$25.00	—
	520 White Plains Road	1	10.4	15,008	15,008	$27.00	$20.06	$46.05	6.0
	140 Grand Street	2	5.6	13,150	13,150	$32.06	$30.72	$11.24	—
	360 Hamilton Avenue	1	5.8	15,418	15,418	$27.50	$31.25	$—	2.0
	399 Knollwood Road	1	1.0	1,583	1,583	$25.50	$24.50	$—	—
	1 Landmark Square	7	6.8	32,554	32,554	$34.15	$28.18	$26.70	0.8
	2 Landmark Square	1	1.3	5,020	5,020	$31.00	$30.16	$—	—
	4 Landmark Square	1	10.0	12,135	12,135	$28.00	$24.50	$40.00	—
	300 Main Street	1	5.0	900	900	$25.50	$—	$25.00	—
	750 Washington Avenue	2	5.0	8,976	8,976	$34.00	$28.00	$15.92	—
	Total/Weighted Average	20	6.3	121,827	121,827	$30.05	$26.92	$20.34	1.2

Storage

	2 Landmark Square	1	3.8	225	225	$15.00	$12.00	$—	—
	5 Landmark Square	1	1.0	100	100	$12.00	$12.00	$—	—
	Total/Weighted Average	2	3.0	325	325	$14.08	$12.00	$—	—

Leased Space
Total/Weighted Average - Office		20	6.3	121,827	121,827	$30.05	$26.92	$20.34	1.2
Total/Weighte Average - Storage		2	3.0	325	325	$14.08	$12.00	$—	—
Total - Office & Storage		22	6.3	122,152	122,152	$30.01	$26.88	$20.29	1.2

Total Available Space @ 3/31/07				444,309

Early Renewals
Office

	2 Landmark Square	1	2.0	10,541	10,541	$30.00	$26.50	$—	—
	750 Washington Avenue	1	1.5	7,135	7,135	$36.00	$36.00	$1.00	—
	Total/Weighted Average	2	1.8	17,676	17,676	$32.42	$30.33	$0.40	—

Renewals
	Early Renewals Office	7	3.7	23,107	23,107	$28.94	$29.74	$6.39	—
	Early Renewals Retail	2	1.8	17,676	17,676	$32.42	$30.33	$0.40	—
	Total	9	2.9	40,783	40,783	$30.45	$30.00	$3.80	—

(1)                Annual Base Rent

(2)                Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)                Average starting office rent excluding new tenants replacing vacancies is $30.14/rsf for 118,875 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $30.44/rsf for 136,551 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	32	44,884	0.32%	$1,838,592	$40.96	$66.44	3	3,717	0.05%	$181,451	$48.82	$62.55
In 2nd Quarter 2007	41	206,312	1.45%	$8,403,084	$40.73	$54.74	6	155,262	2.04%	$10,016,278	$64.51	$77.61
In 3rd Quarter 2007	37	173,061	1.22%	$7,840,488	$45.30	$64.80	4	28,743	0.38%	$805,212	$28.01	$45.08
In 4th Quarter 2007	27	126,407	0.89%	$5,434,200	$42.99	$72.54	4	169,252	2.22%	$8,288,760	$48.97	$69.86

Total 2007	137	550,664	3.87%	$23,516,364	$42.71	$62.94	17	356,974	4.69%	$19,291,701	$54.04	$71.16

In 1st Quarter 2008	17	94,781	0.67%	$3,990,312	$42.10	$54.29	10	195,379	2.57%	$7,958,508	$40.73	$71.61
In 2nd Quarter 2008	25	211,602	1.49%	$8,883,492	$41.98	$59.75	5	56,480	0.74%	$2,667,012	$47.22	$66.81
In 3rd Quarter 2008	40	129,959	0.91%	$5,611,068	$43.18	$54.37	5	177,591	2.33%	$7,764,792	$43.72	$61.52
In 4th Quarter 2008	39	343,786	2.42%	$15,278,292	$44.44	$58.20	5	21,179	0.28%	$664,716	$31.39	$66.70

Total 2008	121	780,128	5.48%	$33,763,164	$43.28	$57.51	25	450,629	5.92%	$19,055,028	$42.29	$66.80

2009	105	843,627	5.93%	$38,633,940	$45.80	$56.69	22	430,985	5.66%	$21,041,352	$48.82	$76.16
2010	143	1,624,173	11.41%	$67,568,580	$41.60	$52.07	27	1,477,282	19.41%	$74,789,700	$50.63	$67.16
2011	118	927,455	6.52%	$46,549,548	$50.19	$57.77	15	168,605	2.21%	$7,475,088	$44.33	$64.06
2012	69	1,041,833	7.32%	$36,880,392	$35.40	$51.04	13	132,868	1.75%	$5,670,816	$42.68	$60.83
2013	59	1,188,002	8.35%	$50,050,728	$42.13	$55.00	13	979,345	12.87%	$50,660,376	$51.73	$76.11
2014	35	626,199	4.40%	$25,923,420	$41.40	$59.33	17	216,057	2.84%	$15,690,660	$72.62	$97.24
2015	46	762,194	5.36%	$36,605,964	$48.03	$58.41	17	340,920	4.48%	$15,264,792	$44.78	$58.20
2016	43	1,147,965	8.07%	$53,498,760	$46.60	$64.43	8	217,564	2.86%	$15,266,244	$70.17	$77.54
Thereafter	103	4,736,195	33.29%	$228,469,296	$48.24	$66.34	25	2,841,101	37.32%	$138,897,603	$48.89	$67.30
	979	14,228,435	100.00%	$641,460,156	$45.08	$60.01	199	7,612,330	100.00%	$383,103,360	$50.33	$69.61

(1) Includes month to month holdover tenants that expired prior to 3/31/07. (2) Tenants may have multiple leases. (3) Represents in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	16	60,121	1.48%	$1,710,024	$28.44	$31.20
In 2nd Quarter 2007	6	19,121	0.47%	$512,304	$26.79	$31.79
In 3rd Quarter 2007	14	108,028	2.66%	$1,805,268	$16.71	$19.61
In 4th Quarter 2007	14	24,555	0.60%	$754,224	$30.72	$32.23

Total 2007	50	211,825	5.21%	$4,781,820	$22.57	$25.46

In 1st Quarter 2008	19	73,756	1.81%	$2,091,132	$28.35	$31.60
In 2nd Quarter 2008	10	95,760	2.35%	$2,751,144	$28.73	$29.01
In 3rd Quarter 2008	13	50,625	1.24%	$1,368,072	$27.02	$31.29
In 4th Quarter 2008	8	23,977	0.59%	$694,656	$28.97	$32.02

Total 2008	50	244,118	6.00%	$6,905,004	$28.29	$30.56

2009	42	223,015	5.48%	$6,449,220	$28.92	$37.81
2010	44	489,583	12.03%	$13,923,984	$28.44	$31.03
2011	57	835,626	20.54%	$22,636,896	$27.09	$31.96
2012	20	304,437	7.48%	$8,201,136	$26.94	$32.52
2013	7	280,916	6.90%	$8,393,016	$29.88	$30.97
2014	10	198,377	4.88%	$5,245,944	$26.44	$31.46
2015	12	193,143	4.75%	$5,534,436	$28.65	$33.52
2016	14	281,582	6.92%	$7,536,756	$26.77	$35.78
Thereafter	14	806,210	19.81%	$25,656,782	$31.82	$36.71

	320	4,068,832	100.00%	$115,264,994	$28.33	$32.97

	Joint Venture Properties

Thereafter	1	1,402,000	100.00%	$50,541,432	$36.05	$40.00
	1	1,402,000	100.00%	$50,541,432	$36.05	$40.00

(1) Includes month to month holdover tenants that expired prior to 3/31/07. (2) Tenants may have multiple leases. (3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2007	Price ($’s) (1)
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	97.3	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	100.0	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	99.4	$32,000,000

1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.9	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	98.1	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.9	$34,100,000

2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	91.8	$192,000,000

2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	92.8	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	98.1	$126,500,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	100.0	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	100.0	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	94.0	$1,000,000,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86.0	98.1	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.0	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	90.5	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.3	$231,500,000

2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	99.8	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	98.6	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		98.1	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street - 50% JV	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron District	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 45% JV	Leasehold Interest	Times Square	41,100	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron / Soho	62,006	100.0	100.0	$19,750,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee interest	Herald Square / Penn Station	51,000	55.8	6.1	$30,000,000
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	90.2	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	98.8	$182,000,000
Sep-06	717 Fifth Avenue	Fee Interest	Midtown / Plaza District	76,400	63.1	97.8	$235,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		90.5	$578,000,000
Dec-06	800 Third Avenue	Fee Interest	Grand Central North	526,000	96.9	96.9	$285,000,000

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	92.5	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	96.6	$31,600,000
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	99.1	99.1	$3,679,530,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	84.7	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	90.6	$570,190,000
				9,602,900			$4,787,070,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
				1,064,000	$611,500,000	$575

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

Supplemental Definitions

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

                Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.